A GENE-BASED AESTHETICS COMPANY November 2022 1 PEARL-1 Durability Results

Forward Looking Statement 2 This presentation contains forward-looking statements that involve substantial risks and uncertainties. Any statements in this presentation about future expectations, plans and prospects for Krystal Biotech, Inc. and its wholly-owned subsidiary, Jeune Aesthetics, Inc. (collectively, the “Company”), including but not limited to statements about the development of the Company’s product candidates, such as the development or commercialization of KB301; conduct and timelines of preclinical and clinical trials, the clinical utility of KB301; the market opportunity for and the potential market acceptance of KB301; and other statements containing the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “likely”, “will”, “would”, “could”, “should”, “continue” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the content and timing of decisions made by the U.S. Food and Drug Administration, European Medicines Agency and other regulatory authorities; the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials; whether results of early clinical trials will be indicative of the results of ongoing or future trials; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; the availability or commercial potential of product candidates; the ability to retain and hire key personnel; the sufficiency of cash resources and need for additional financing; and such other important factors as are set forth in Krystal Biotech Inc.’s annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this presentation. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this presentation. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Neither we nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. © Copyright 2022 Jeune Aesthetics, Inc. All rights reserved.

Agenda 3 1 Introduction • September Riharb, SVP, Jeune Aesthetics, Inc. 2 PEARL - 1 Durability Trial Results • Dr. Hubert Chen, SVP Clinical Development 5 Q&A 4 Next Steps / PEARL-2 Study • September Riharb, SVP, Jeune Aesthetics, Inc.

Introduction 4

Aging Skin is Caused by Declining Levels of Collagen and Elastin

- Skin aging is caused, in part, by a reduction of the skin's key proteins: collagen and elastin
- Impaired collagen and elastin synthesis leads to the degradation of the extracellular matrix, affecting overall skin quality and function
- The primary function of the extracellular matrix is to give skin its mechanical and biochemical properties

YOUNGER / HEALTHY



Cell
Protein Transcripts (RNA)
Nucleus
Desired Protein
Epidermis
Dermis
Collagen-1
Elastin
Fibroblast
Collagen-3



AGED / PHOTODAMAGED



Cell
Protein Transcripts (RNA)
Nucleus
Desired Protein

Declining levels of collagen fiber and elastin (elastic fiber) production leads to loss of extracellular matrix integrity

JEUNE
© Copyright 2022 Jeune Aesthetics, Inc. All rights reserved.
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KB301 is Designed to Increase Production of Type III Collagen

- Collagen 3 provides tensile strength, and influences other functions such as cell adhesion, migration, proliferation, and differentiation through its interaction with integrins, which are cell surface receptors[1]

	Type I Collagen	Type III Collagen	Elastin
Percentage in the skin	70-80%	20-30%	2-3%
Aging alteration	declines with aging	Abundant in baby skin, declines thereafter	Abundant in baby skin, declines thereafter

1 Kim JK, Xu Y, Xu X, Keene DR, Gurusiddappa S, Liang X, Wary KK and Hook M, 2005. A novel binding site in collagen type III for integrins alpha1beta1 and alpha2beta1. J Biol Chem 280, 32512–20.

JEUNE
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KB301 Key Product Differentiation

Feature	Benefit
Novel MOA naturally produces patient's own Collagen-3	Reduced wrinkles and improved skin quality attributes
Applicable for all skin types	Can be added to every patient's skin care program
Physician (injector) controlled placement	Targeted application to specific cheek skin concerns
Injected with 33-gauge microneedle	No painkillers required
Collagen response (onset) within days	No pre-event planning required
Expected 9-month (or longer) duration	Lasting "Jeune Glow"

JEUNE

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KB301 Treatment

A universally appealing treatment because it does not alter the face shape or features, it simply returns the skin to a natural looking youthful state.

"KB301 holds the promise to fundamentally change the way we age."

Jeune Scientific Advisor

Market Uptake Beyond the Current Aesthetic Market

Non-Aesthetic Consumers

Stage 1: Aging Skin Concerns → **Stage 2:** Retinol and Sunscreen Usage → **Stage 3:** **Genetic Skin Rejuvenation with KB301 Treatments**

Aesthetic Consumers

Stage 1: Aging Skin Concerns Despite Current Treatments with Dermal Fillers, Neuromodulators and Lasers → **Stage 2:** Inclusion of **KB301 Treatments for Genetic Skin Rejuvenation**

JEUNE

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Improvement in Skin Quality had Potential Beyond the Face

Significant opportunity in areas with no FDA-approved indications or treatments available.



Botulinum toxin
Hyaluronic acid
Photo rejuvenation
Chemical Peel
Micro-ablative resurfacing / Full field ablative



Neck (1)
Chest / décolletage
Trunk
Hands
Knee / legs
Knee / legs

Global Facial Rejuvenation Market[1]

$19B → $44B

2019 — by 2026

Global Skincare Devices Market[2]

$18B → $50B

2018 — by 2028

JEUNE

Sources: ISAPS International Survey on Aesthetic/Cosmetic Procedures Note: Not all products or indications approved in the US.
1. September 2020 – insightSLICE - Global Facial Rejuvenation Market Share, Trends, Analysis and Forecasts, 2020-2030. 2. November 2020 – Research and Markets - Global Skincare Devices Market (2020 to 2030) - by Product, Distribution Channel, Application and End-user.

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Robust P ipe l ine Addresses Mul t ip le Aspects o f Sk in Qual i ty 10 PROGRAM INDICATION GENE PRE-CLINICAL CLINICAL KB301 Improved Skin Quality Attributes type III collagen (COL3) KB303 TBD elastin (ELN) KB302 TBD COL3 + ELN KB304 TBD Type 1 collagen (COL1) KB305 TBD type IV collagen (COL4)

KB301 Leverages Experience with Vector and Manufacturing Infrastructure

- KB301 uses same HSV-1 vector backbone as B-VEC, Krystal's rare skin disease product currently under FDA review for licensure
- Preclinical and clinical data generated for B-VEC, as well as manufacturing infrastructure, de-risks and accelerates KB301 development

CLINICAL EXPERIENCE

- Vector backbone extensively studied during B-VEC clinical development program
- Vector data package includes B-VEC Phase 1/2 and Phase 3 studies, two clinical stage programs, and multiple preclinical candidates
- Favorable preclinical and clinical safety profile across all products and routes of administration to date
- Jeune leverages data generated on other Krystal programs to inform KB301 clinical strategy and support interactions with regulators



GMP MANUFACTURING

- GMP manufacturing already established with additional near-term capacity anticipated
  - **Ancoris:** Fully operational 10,000 sq ft GMP manufacturing facility has produced over 20 GMP batches to date
  - **Astra:** 150,000 sq ft GMP manufacturing facility to be operational by H2 2022 with capacity to support Krystal and Jeune portfolios
- Infrastructure and in-house vector manufacturing expertise to accelerate KB301 development and launch


ASTRA
Operational in 2022
Size: ~150,000 sq. ft.

Astra Manufacturing Facility
Expected H2 2022
Close proximity to Pittsburgh International Airport

JEUNE
© Copyright 2022 Jeune Aesthetics, Inc. All rights reserved.
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KB301 12

PEARL-1: KB301 Phase 1 Program Overview

- Phase 1 study (KB301-01) was conducted in 3 parts:

Safety (Cohort 1/1a)

Objectives

- Establish preliminary safety
- Evaluate for *COL3A1* transgene expression

Design

- Open-label treatment of buttocks
- Skin biopsies

Efficacy (Cohort 2)

Objectives

- Demonstrate preliminary efficacy
- Dose exploration
- Evaluate scales

Design

- Double-blind, placebo-controlled, randomized, split-face design
- Different doses explored in upper cheek, lower cheek, neck, and above knees

Durability (Cohort 2E)

Objectives

- Assess durability in subjects previously treated with high dose in lower cheeks
- Correct unevenness in lower cheeks that previously received placebo

Design

- Open-label extension with observation of previously treated lower cheeks
- Treatment of lower cheeks that previously received placebo

JEUNE

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PEARL-1: Cohort 2 Efficacy Results 14 Difference in Mean Change from Baseline between High Dose KB301 and Placebo is Clinically Meaningful 0.8 0.6 0.8 0.8 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 Visit 5 Visit 6 M EA N C HA N G E FR O M B AS EL IN E Subject Satisfaction Score - Below the Zygomatic Arch (Lower Cheek) Low Dose - KB301 Placebo 1.6 1.9 0.7 0.9 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 Visit 5 Visit 6 M EA N C HA N G E FR O M B AS EL IN E Subject Satisfaction Score - Below the Zygomatic Arch (Lower Cheek) High Dose - KB301 Placebo High Dose Low Dose N for High Dose = 19 for KB301| N = 9 for Matching Placebo* N for Low Dose = 12 for KB301| N = 6 for Matching Placebo* * Assessment was done on 23 subjects. Visit 5 and 6 correspond to 2 to 4 weeks after the last dose, depending on whether the subject received 3 or 4 doses. Results previously presented by Jeune in March 2022

PEARL-1: Cohort 2 Extension Study for Assessment of Durability 15 • 9 subjects not eligible (received low dose) • 4 subjects did not enroll N = 7 Subjects • Previously received high dose to one cheek and placebo to the other cheek and determined to be uneven N = 3 Subjects • Previously received high dose to both cheeks N = 23 Subjects Completed Cohort 2 (Efficacy) N = 10 Subjects Re-enrolled into Cohort 2E (Durability)  10 of 23 subjects who completed the Cohort 2 (Efficacy) re-enrolled into Cohort 2E (Durability) Placebo KB301 KB301 KB301 n = 7 Cheeks Treated to correct for uneveness Total of 13 lower cheeks from 10 subjects included in durability assessment of Cohort 2 Extension n = 7 Cheeks Observed for durability n = 6 Cheeks Observed for durability

Assessment of Durability in Cohort 2 Extension 16 Visit 1 Month 1 Durability Assessed Month 2 Durability Assessed Month 3 Durability Assessed 1 month 1 month 1 month Visit 1Last Dose Cohort 2 5 to 6 months between last dose in Cohort 2 and first visit of Cohort 2E ~7 months after last dose Efficacy (Cohort 2) Durability (Cohort 2E) ~8 months after last dose ~9 months after last dose  Open-label extension to evaluate durability of high dose KB301 following unblinding of Cohort 2 Endpoints • Change in Subject Satisfaction Score from baseline* • Investigator Assessment of clinically meaningful difference (yes/no) compared to baseline* * Baseline defined as the beginning of Cohort 2 prior to any treatment with KB301

0 0.2 0.4 0.6 0.8 1 1.2 1.4 1.6 1.8 2 Baseline (n=13) Visit 5 (n=13) Visit 6 (n=12) Month 1 (n=13) Month 2 (n=13) Month 3 (n=10) M ea n C ha ng e in S SS fr om B as el in e Change in Subject Satisfaction Score Mean Change in Subject Satisfaction Scores during Cohort 2 Extension 17 Cohort 2 (Efficacy) Cohort 2E (Durability) 5- 6 m on th s Subject Satisfaction Scores remain elevated from baseline approximately 7-9 months after the last dose in Cohort 2  Subject Satisfaction Scores (SSS) collected in Cohort 2E indicate persistent treatment effect out to 9 months after the last dose of KB301 7 to 9 months after last dose Change in SSS compared to baseline (defined as the beginning of Cohort 2 prior to any treatment with KB301) Visit 5 and 6 correspond to 2 to 4 weeks after the last dose, depending on whether the subject received 3 or 4 doses Missing data at Visit 6 and Month 3 are due to missed study visits.

0 10 20 30 40 50 60 70 80 90 100 Month 1 (n=13) Month 2 (n=13) Month 3 (n=10) % o f R es po nd er s Ba se d on S SS Visit Subject Satisfaction Score Responders 2 point improvement or greater 1 point improvement 0 10 20 30 40 50 60 70 80 90 100 Month 1 (n=13) Month 2 (n=13) Month 3 (n=10) % o f C he ek s w ith C lin ic al ly M ea ni ng fu l D iff er en ce Visit Investigator Assessment Sustained Treatment Response during Cohort 2 Extension 18 Change in SSS and Investigator Assessments compared to baseline (defined as the beginning of Cohort 2 prior to any treatment with KB301) Missing data at Month 3 are due to missed study visits. 7 to 9 months after last dose of KB301 7 to 9 months after last dose of KB301  Subject Satisfaction Score shows high proportion of responders up to 9 months after last dose  Investigator Assessment shows high proportion of cheeks with a clinically meaningful difference up to 9 months after last dose

Lower Cheek Observation Arm: Cohort 2 Baseline and Nine Month Extension Assessment 19 Baseline 9 Months Subject Age: 65

Lower Cheek Observation Arm: Cohort 2 Baseline and Nine Month Extension Assessment 20 Baseline 9 Months Subject Age: 65

Lower Cheek Observation Arm: Cohort 2 Baseline and Nine Month Extension Assessment 21 Baseline 9 Months Subject Age: 61

22 • Results from open-label PEARL-1 Cohort 2 Extension demonstrate evidence of durable treatment response approximately 7, 8, and 9 months after last dose as indicated by: • Sustained change in Subject Satisfaction Scores compared to pre-treatment • Percent of responders by Subject Satisfaction Score • Percent of cheeks demonstrating clinically meaningful change from baseline based on Investigator Assessment Conclusions

Next Steps 23

Next Steps: PEARL-2 Study 24 • PEARL-2 study design is based on positive results from PEARL-1 Study and FDA guidance on KB301 fine lines and wrinkles scale • Study design will be a prospective, multicenter, randomized, double-blind, placebo-controlled study to assess improvement of fine lines in target facial regions • KB301 dose will be optimized in phase 2a cohort Design Endpoints • Safety and tolerability of KB301 • Primary efficacy endpoint will be a composite endpoint in which a subject is defined as a responder if both the subject and the investigator independently agree • KB301 specific scale(s) for fine lines and wrinkles will be utilized as well as other subject and investigator exploratory endpoints

Closing and Q&A 25